UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    December 8, 2004
                                                  ----------------------


                                BriteSmile, Inc.
             (Exact name of registrant as specified in its charter)


     Utah                      0-17594                   87-0410364
    ------                    ---------                 ------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of             file number)             Identification No.)
incorporation)


          490 North Wiget Lane
        Walnut Creek, California                                      94598
       --------------------------                                    -------
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (925) 941-6260



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 7.01         Results of Operations and Financial Condition

On December 8, 2004, BriteSmile, Inc. issued a press release to update revenue guidance for the fourth quarter ending December 25, 2004.

The release stated, in part, that as previously announced, revenues for the fourth quarter of 2004 were expected to decline both on a sequential and year-over-year basis, due to the softness in demand experienced in the first part of the quarter, as well as significant initial shipments of BriteSmile-To-Go(TM) in the fourth quarter of last year. The release further stated that based on quarter-to-date results, and with three weeks remaining in the quarter, including the holiday season, fourth quarter revenue was projected to be in the range of $9.5 to $10.1 million, compared with $12.4 million last year.

A complete copy of the release is included as Exhibit 99 to this Form 8-K and is incorporated by reference.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.


Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

Exhibit 99      Press release issued by BriteSmile, Inc. dated December 8, 2004






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BriteSmile, Inc.


                                    By: /s/ Kenneth A. Czaja
                                    Kenneth A. Czaja
                                    Chief Financial Officer


Date:  December 8, 2004

                                  Exhibit Index


Exhibit 99     Press release issued by BriteSmile, Inc. dated December 8, 2004